Series B Debenture Holders Meeting
April 23, 2012
Ampal-American Israel Corporation
Translation from Hebrew
Exhibit 99.1

Background
• Ampal is a US corporation, incorporated in New York.
• The entire debt to the debenture holders (all three Series) is approximately US$237 million.
•The main assets of the Company:
• EMG - was and is the main component in Ampal’s value. As it is publicly known, Ampal’s current situation is due to political developments in Egypt and continuous terror attacks on the gas pipeline.
•Gadot - the leading company in Israel for chemicals supply and services. Approximately 70% of the group’s cash is held by an indirect subsidiary which holds Gadot and owes approximately US$80 million to
Discount Bank. Gadot’s shares are pledged to Discount Bank.
•Ethanol Project in Colombia - a Bio-Ethanol fuel from sugarcane production project. The project is comprised of an agricultural project which includes the growing of sugarcane in an area of approximately
110,000 dunams (11,000 hectares) and an industrial project which includes an ethanol production plant.
Total investment in the project is approximately US$380 million. Financing of approximately US$270 million is expected from a Brazilian bank.
•GWE - GWE owns several projects in developmental stages and ongoing licensing procedures for the production of electricity. When these projects mature, they are expected to generate substantial profits.

Preference of Restructuring over Liquidation
• The restructuring includes the postponement of principal payments for all three debenture Series, applied in the same manner, for two years, with no waiver of the debt, while making ongoing interest payments and providing certain compensation, as detailed below.
•The main goal of the postponement is to allow the Company to complete its business, political and legal actions to return EMG to its normal course of business, or alternatively, to exhaust legal remedies against the government of Egypt.
• The restructuring will ensure the continued commitment and unique contribution of the controlling shareholder for the betterment of EMG. The Company estimates that chances for returning EMG to its normal course of business, without the controlling shareholder’s involvement, are slim.
•The postponement period will allow the Company to increase the value of additional assets:
 ➢Reinforcement of Gadot’s capital structure and the introduction of an investor to Gadot. On the other hand, forced sale of the holding of Gadot will likely be at a substantial discount, with no surplus value for the debenture holders above the secured debt.
 ➢Maturing of various projects of GWE with the completion of licensing procedures. Realization during the developmental stage is expected to generate minimal value, and might even result in negative value.
 ➢ Maturing of the Ethanol project in Colombia upon receipt of the expected financing from the
 Brazilian bank. The projected EBITDA of the project is estimated to be approximately US$70-75 million. In accordance with Houlihan Lokey’s project valuation, the average estimated value of the project, as of December 31, 2011, is approximately US$160 million (a range between US$110-240 million).
➢As is evident, the Company is on the verge of maturing and increasing its assets’ values. Liquidation of the Company in its current state will have negative effects on all of its creditors and will inevitably result in lower realization prices.

Preference of Restructuring over Liquidation -
continued
• As part of the restructuring, the controlling shareholder will infuse sums, assets and securities totaling tens of millions of dollars - will forfeit 100% of his salary during the postponement period; will lien 24% of his holdings in the Ethanol project; will provide a PUT option regarding the Company's investment in the
Ethanol project, at a sum of US$22.5 million; and, will contribute to Ampal US$6 million, as detailed below.
•The debenture holders will not only benefit from a greater likelihood of being paid in full but will also benefit from any possible increase in Ampal’s value, due to the issuance of options, as part of the restructuring, which will reflect approximately a quarter of the Company's equity.
•As part of the proposed restructuring, the Company’s expenses will be cut down drastically.
• Liquidation expenses are extremely high, especially as it is an international liquidation process.
Additionally, liquidation will have complex tax implications.
•The prolonging of the restructuring process is already negatively affecting the Company's ongoing activity.
•In summation, unlike liquidation, in the proposed restructuring, the debenture holders will have a greater likelihood for complete repayment of the debt, as well as the potential to enhance the
Company’s assets and restoration of business to its previous status.

Principles of the Proposed Restructuring
• Principal payments to all the Series, applied in the same manner, will be deferred by two years, while interest payments will be made as planned.
•Additional Interest - the three Series will receive compensatory interest, which will be agreed upon.
•On the date of the restructuring the Company will deposit money for the securing of one year’s interest payments (a cushion), and an agreed upon mechanism will be determined for the gradual depositing of funds for the second year’s interest payments.
•Options - At the date of the restructuring the debenture holders will be issued options to purchase approximately 23% of the Company’s shares, on a fully diluted basis. The controlling shareholder will still hold 51% of the Company’s capital on a fully diluted basis.
•Ratio between the three Series - subject to the agreement of Series A and C debenture holders, at a date close to the approval of the restructuring, the Series B debenture holders will be paid US$5 million, and a year later, an additional sum of US$5 million will be paid. These payments will be made on account of the principal payment due on January 31, 2012*.
* The issue of internal ratios between the three Series is currently being discussed with the various debenture holders’ committees.

Principles of the Proposed Restructuring -
Continued
• Securities - as part of the restructuring the debenture holders will receive the following securities:
 ➢A first priority lien on Ampal’s stake in EMG (held by the partnership with the institutional investors) (approximately 4% of EMG’s shares).
 ➢Subject to Discount Bank’s agreement, a second priority lien on Gadot’s shares.
 ➢A first priority lien on rights or funds due to the bilateral claim versus the government of Egypt
 (pro rated with Discount Bank).
 ➢A lien on 24% of the controlling shareholder’s holdings in the Ethanol project, up to a sum of
 US$20 million.
 ➢A lien on a right to be given to Ampal to receive payment of the loan Ampal gave to the company holding the Ethanol project; or, if such loan will be converted to equity - a lien on 25% of the shares that Ampal will receive due to the conversion.
 ➢A lien on approximately 37% of the shares of Bay-Heart.
 ➢A lien on approximately 24% of the shares of Eltek Ltd., held by the controlling shareholder.

Principles of the Proposed Restructuring -
Continued
• Controlling Shareholder’s Contribution
•The Controlling Shareholder will forfeit 100% of his salary during the postponement period, and in the two following years his cash salary will be limited to 50% of his current salary, while the remainder will be paid in shares.
•A substantial decrease in Ampal’s participation in Merhav’s expenses related to joint projects.
•The Controlling Shareholder will undertake to maintain control of Ampal during the postponement period.
•As stated above, the Controlling Shareholder will mortgage 24% of his holdings in the Ethanol project in
Colombia, up to a sum of US$20 million.
•The Controlling Shareholder and the Company will provide a PUT option regarding the Company's investment in the Ethanol project, at a sum of US$22.5 million.
•The Controlling Shareholder will contribute to Ampal US$6 million through the transfer of his holdings in
Eltek Ltd., and the remainder will be contributed in cash.

Conclusion
• Ampal’s current situation is due to political and security developments in Egypt - exogenous circumstances which are not controlled by the Company, and which reflect a political risk which was known in advance.
•The Company requests a deferral of payment of two years, for a compensatory interest rate, securities, issuance of options to purchase approximately 23% of the Company’s equity and for a substantial contribution from the controlling shareholder which is estimated in tens of millions of dollars; all of this -
without any waiver of the debt.
•The postponement period will allow the Company to maximize the value of its assets, for the benefit of the debenture holders.
•The postponement model (with no waiver of the debt) means that the beneficiaries are first and foremost the debenture holders, as, inter alia, with regards to the increase of Ampal’s stock, in light of the said issuance of approximately 23% of the Company’s equity as part of the restructuring.
•The Company believes that there is an obvious preference of the proposed restructuring over the liquidation alternative, and that a resolution to set the entire debt for immediate payment will substantially harm the debenture holders and the planholders’ funds.

	2012	2013
	US$ in millions	US$ in millions
Opening Balance	57.3	32.4
Income - ongoing	10.2	3.2
Income - Dividends and Realizations	5.0	37.0
Total Sources	72.5	72.6
	-------------	-------------
Payments - ongoing (1)	(6.6)	(6.0)
Payments - Restructuring + investments (2)	(3.6)	(2.5)
Total Payments - ongoing and investments	(10.2)	(8.5)
Debentures - principal	(5.0)	(5.0)
Debentures - interest	(16.5)	(16.5)
Total Payments - Debentures	(21.5)	(21.5)
Banks - principal	(5.1)	(4.0)
Banks - interest	(3.3)	(3.2)
Total Payments - Banks	(8.4)	(7.2)
Total Uses	(40.1)	(37.2)
Closing Balance	32.4	35.4
Sources and Uses - 2012-2013
Notes
Note 1
The following is a comparison of annual ongoing expenses
2009
2010
2011
2012
2013
Total Expenses
13.30
12.80
17.60
6.60
6.02
These expenses include the following expenses:
Executives’ salaries
2009
2010
2011
2012
2013
Participation in Merhav’s expenses
4.66
5.44
3.00
1.86
1.75
2.57
6.64
6.61
3.05
3.05
Note 2
The expected level of investments in GWE is currently being examined

About Ampal:
Ampal-American Israel Corporation (“Ampal” or the “Company”) and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. Ampal is seeking opportunistic situations in a variety of industries, with a focus on energy, chemicals and related sectors. Ampal’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow which Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement on Forward-Looking Statements
Certain information in this presentation includes forward-looking statements (within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 , as amended) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this presentation, the words "anticipate," "believe," "estimate," "expect," "intend," "plan,"
and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-
looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq and Egypt, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary from those described herein as anticipated, believed, estimated, expected, intended or planned.
Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.
Ampal assumes no obligation to update or revise any forward-looking statements.